UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

As previously disclosed, on September 28, 2023 (the “Petition Date”), Capstone Green Energy Corporation (the “Company”) and its wholly-owned subsidiaries, Capstone Turbine International, Inc. (“Capstone Turbine International”) and Capstone Turbine Financial Services, LLC, (“Capstone Turbine Financial” and, together with the Company and Capstone Turbine International, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re: Capstone Green Energy Corporation, et al,” Cases No. 23-11634 (LSS). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Note Purchase Agreement

In connection with the Chapter 11 Cases, on October 2, 2023, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) authorizing and approving the Company’s entry into a Super-Priority Senior Secured Debtor-In-Possession Note Purchase Agreement (the “DIP Note Purchase Agreement”) among the Company as a Chapter 11 Debtor and Debtor-in-Possession, Capstone Turbine International and Capstone Turbine Financial, each as a Chapter 11 Debtor and Debtor-in Possession and as a Guarantor, Broad Street Credit Holdings LLC (the “Purchaser”) as Purchaser, and Goldman Sachs Specialty Lending Group, L.P. (the “Collateral Agent”) as Collateral Agent.

In accordance with the Interim DIP Order, on October 2, 2023, the Company entered into the DIP Note Purchase Agreement, which provides for $30.0 million in debtor-in-possession notes, consisting of $12.0 million of new money (the “New Money DIP Notes”) and a roll up of $18.0 million of Pre-Petition Secured Claims (the “Roll Up DIP Notes”). On October 2, 2023, the Company issued, and the Purchaser funded, $27.0 million in debtor-in-possession notes, consisting of $9.0 million of New Money DIP Notes and $18.0 million of Roll Up DIP Notes. The proceeds of the New Money DIP Notes will be used to fund restructuring expenses, for working capital and general corporate purposes and, solely with respect to the Roll Up DIP Notes, to effectuate the roll-up of Pre-Petition Obligations, each in accordance with the Bankruptcy Court Orders and a budget approved by the Debtors, Purchaser, and the Collateral Agent. Borrowings under the DIP Note Purchase Agreement bear interest at a rate of the SOFR Rate plus 8.75% per annum, which are payable in kind and added to the outstanding principal of the New Money DIP Notes. Each of the New Money DIP Notes and the Roll Up DIP Notes mature on the earlier of (i) forty-two (42) calendar days after the Petition Date, (ii) the date that is thirty-five (35) calendar days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court on or before such date; (iii) the date of consummation of any sale of all or substantially all of the assets of any of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the occurrence and continuation of an Event of Default not waived by Purchaser; (v) the substantial consummation or effective date of any Chapter 11 plan in the Chapter 11 Cases; (vi) the date the Bankruptcy Court enters an order for the conversion of any of the Chapter 11 Cases of any Debtors to a case under chapter 7 of the Bankruptcy Code; and (vii) dismissal of any of the Chapter 11 Cases of any Debtor. Upon the Debtors’ emergence from bankruptcy, it is expected that the DIP Note Purchase Agreement will be replaced by the Exit Facility described in the Current Report on Form 8-K filed by the Company on September 28, 2023 (the “Prior 8-K”).

The Company also paid a commitment fee equal to 2.0% of the aggregate commitment under the DIP Note Purchase Agreement. The fee was paid in kind and added to the principal balance of the New Money DIP Notes.

The DIP Note Purchase Agreement includes protections customary for financings of this type and size, including superpriority claims and priming liens on the Debtors’ assets, liens on previously unencumbered assets, in each case subject to certain Permitted Liens, and other protections set forth in the order approving the DIP Note Purchase Agreement. The DIP Note Purchase Agreement also includes conditions precedent, representations and warranties, affirmative and negative covenants, events of default, and other customary provisions.

The foregoing description of the DIP Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the DIP Note Purchase Agreement filed as Exhibit 4.1 hereto and incorporated herein by reference. This Current Report on Form 8-K supplements, and should be read together with, the information contained in the Prior 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On September 29, 2023, the Bankruptcy court approved a variety of “first day” motions seeking customary relief intended to enable the Debtors to continue ordinary course operations during the Chapter 11 Cases by, among other things, making payments upon, or otherwise honoring, certain obligations that arose prior to the Petition Date. On September 29, 2023, the Bankruptcy Court also entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock; and (II) Granting Related Relief (Docket No. 47) (the “NOL Order”), regarding the Company’s common stock, par value $0.001 per share (the “Common Stock”). The NOL Order is designed to assist the Debtors in preserving certain of their tax attributes by establishing among other things, procedures (including notice requirements) that restrict certain transactions involving, and require notices of the holdings of and proposed transactions by, any person or entity that is or, as a result of such a transaction, would become a Substantial Shareholder (as defined below) of Common Stock, as well as certain obligations with respect to notifying the Debtors with respect to current stock ownership (the “Procedures”). For purposes of the Procedures, a “Substantial Shareholder” is any person or entity that has direct or indirect beneficial ownership of, after taking into account certain options or other similar rights to acquire beneficial ownership of Common Stock, at least 832,500 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of the Common Stock). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the NOL Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio. Any person or entity violating the procedures may be required to take certain remedial actions specified by the Debtors, including (but not limited to) disposing of or requiring improperly-transferred stock or filing amended tax returns, as the case may be.

As set out in the Procedures, prior to entering into any transfer of beneficial ownership of Common Stock that would result in (i) an increase or decrease in the amount of Common Stock of which a Substantial Shareholder has beneficial ownership or (ii) any entity or individual becoming or ceasing to be a Substantial Shareholder, the parties to such transfer must file with the Bankruptcy Court and serve on the Notice Parties (as defined in the NOL Order) an advance written declaration of the intended transfer in accordance with the NOL Order. The Company will have five calendar days after receipt of written declarations in connection with transfers of beneficial ownership of Common Stock to file objections.

The foregoing description of the NOL Order is not complete and is qualified in its entirety by reference to the NOL Order, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders in the Chapter 11 Cases. The Common Stock may be quoted and traded on an over-the-counter market following delisting.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ noticing and claims agent, Kroll Restructuring Administration LLC (“Kroll”), at https://cases.ra.kroll.com/capstone or by contacting Kroll at 1-844-642-1256 (Toll Free), +1-646-651-1164 (International) or by e-mail at capstoneinfo@ra.kroll.com. The documents and other information available via such website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statement regarding the Chapter 11 Cases and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend,"

"may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Chapter 11 process and on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Note Purchase Agreement and other financing arrangements; objections to the DIP Note Purchase Agreement, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process and risks associated with third-party motions in Chapter 11; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; risks related to the restatement previously announced by the Company (including discovery of additional information relevant to the financial statements subject to restatement; changes in the effects of the restatement on the Company’s financial statements or financial results and delay in the filing of the amended 10-K and amended 10-Q’s due to the Company’s efforts to complete the restatement; the time, costs and expenses associated with the restatement; potential inquiries from the SEC and/or Nasdaq; the potential material adverse effect on the price of the Company’s common stock and possible stockholder lawsuits); and expectations regarding financial performance, strategic and operational plans, and other related matters. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Super-Priority Senior Secured Debtor-In-Possession Note Purchase Agreement, dated as of October 2, 2023, among Capstone Green Energy Corporation, as a Chapter 11 Debtor and Debtor-in-Possession, the other debtors party thereto from time to time, each as a Chapter 11 Debtor and Debtor-in-Possession and as a Guarantor, Broad Street Credit Holdings LLC, as Purchaser, and Goldman Sachs Specialty Lending Group, L.P., as Collateral Agent.

99.1	Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock; and (II) Granting Related Relief (Docket No. 47).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Date: October 3, 2023	By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: Executive Chairman, Interim President and Chief Executive Officer